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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                  INDEPENDENT AUDITORS' CONSENT






We consent to the use in the Registration Statement of Wrestle-Plex Sports Entertainment Group Ltd. on Form SB-2 of our Auditors' Report, dated August 27, 2001, on the balance sheet of Wrestle-Plex Sports Entertainment Group Ltd. as of July 31, 2001 and 2000, and the statements of operations and deficit, cash flows, and stockholders' equity for the periods then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.


Vancouver, Canada
                                              /s/ MORGAN & COMPANY

September 25, 2001                            Chartered Accountants


Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1